Exhibit 10.43

                Dollar Financial Corp. (f/k/a DFG Holdings, Inc.)

                           NON-QUALIFIED STOCK OPTION



     THIS NON-QUALIFIED STOCK OPTION (the "Option") is granted [___________] ("Grant Date") by Dollar Financial Corp. , a Delaware corporation (the "Company"), to [_________] (the "Optionee").



W I T N E S S E T H:


     1. Grant. The Company hereby grants to the Optionee an Option to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of [_____ (___)] shares of the Company's Common Stock, par value of $.001 per share (the "Option Shares"), at the purchase price of [$_______] per share (the "Option Price"). This Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This Option is granted pursuant to the Dollar Financial Corp. Stock Incentive Plan (the "Plan"). Except as otherwise specified or to the extent the context clearly indicates, the definitions for terms set forth in the Plan are incorporated herein by reference.

     2. Term.

          (a) General Rule. The Option granted hereunder shall be exercisable on the [_____] anniversary of the Grant Date. The Option granted hereunder shall terminate in all events at 5:00 p.m. Philadelphia, Pennsylvania time on [___ __,____], unless sooner terminated as provided below.

     In the event that the right to exercise this Option terminates pursuant to either subsection 2(b)(1) or 2(b)(2), this Option may be exercised during the three month or one year period, as the case may be, following the termination of employment or service with respect to only that number of Option Shares as to which this Option is exercisable on the date of such termination of employment or service and which would continue to be exercisable at the time of such exercise if the Optionee were still employed or rendering services at the time of such exercise. Following such termination of employment or service, this Option may not be exercised with regard to any additional Option Shares covered by this Option, even though all or a portion of such additional Option Shares would have become exercisable if the Optionee were still employed or rendering services during such three-month or one-year period.



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     3. Transfers.  This Option is not  transferable  by the Optionee  otherwise than by will or pursuant to the laws of descent and distribution in the event of the Optionee's death (in which event the Option may be exercised by the heirs or legal representatives of the Optionee), except to the extent the Committee determines to permit a transfer. Except as expressly set forth above in this
Section 3, the Option may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option other than as expressly permitted above in this Section 3 shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

     4. Method of Exercise and Payment. When exercisable under Section 2, the Option may be exercised by written notice to the Company's Treasurer specifying the number of Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the "Act"), containing the Optionee's acknowledgement, in form and substance satisfactory to the Company, that the Optionee (a) is purchasing such Option Shares for investment and not for distribution or resale (other than distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) has been advised and understands that (i) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws and (d) has been advised and understands that an appropriate legend referring to the restrictions contained in this Option may be endorsed on the certificate. The notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased (a) in cash, (b) by certified or cashier's check payable to the order of the Company, (c) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (d) by such other mode of payment as the Committee may approve. Such exercise shall be effective upon the actual receipt by the Company's Treasurer of such written notice and payment. In addition, except as provided below, the Optionee may (1) make a payment of all or any portion of the Option Price by means of delivery to the Company of shares of the Company's Common Stock, (2) make a payment of all or any portion of the Option Price by means of having the Company withhold a number of the Option Shares that would otherwise be issuable to the Optionee upon exercise of the Option, or (3) have the Company withhold a number of Option Shares that would otherwise be issuable to the Optionee upon exercise of the Option sufficient to cover all or a portion of the Company's tax withholding obligations, if any, with respect to the exercise of the Option. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the


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name of the Optionee  representing  shares of the Company's Common Stock legally and beneficially owned by the Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value (as determined under the Plan) on the date of delivery that is at least as great as the Option Price of the Option Shares (or relevant portion thereof) with respect to which this Option is to be exercised by payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of the Company's Common Stock in payment of the Option Price or may impose such other limitation and prohibitions on the use of Option Shares or other shares of the Company's Common Stock to exercise this Option as it deems appropriate. In the event the Committee refuses to accept shares of the Company's Common Stock in payment of the Option Price, any certificates representing shares of the Company's Common Stock which were delivered to the Company shall be returned to the Optionee with notice of refusal of the Committee to accept such shares in payment of the Option Price.

     5. Adjustments on Changes in Capitalization. In the event that, prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares, the remaining number of Option Shares subject to the Option and the Option Price therefor shall be adjusted in a manner determined by the Committee so that the adjusted number of Option Shares and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares subject to the Option and the Option Price thereof prior to such change. Unless the Committee makes other provisions for the equitable settlement of outstanding options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of the consummation of such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if the Optionee had been, immediately prior to such event, the holder of the number of shares covered by the Option. If fractions of a Share would result from any adjustment under this
Section 5, the adjustment shall be revised to the next lower whole number of Shares. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

     6. Change in Control. Notwithstanding anything to the contrary herein, this Option shall become fully exercisable in the event there is a Change in Control if the Optionee is then an employee of, member of the Board of Directors of, or consultant or advisor to, the Company or any of its Affiliates.


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     7. Right of Redemption.  Upon  termination of the Optionee's  employment or service with the Company or its Affiliates for any reason, the Company shall have the right, but not the obligation, to pay the Optionee an amount equal to the excess of the Fair Market Value of a Share over the Option Price, if any, for each Share under the exercisable portion of this Option which had not been exercised as of the date of the Optionee's termination of employment in exchange for cancellation of the Optionee's right to acquire Shares under this Option.

     8. Right of Repurchase. Upon termination of an Optionee's employment or service with the Company or its Affiliates for any reason, the Company shall have the right, but not the obligation, to purchase at a price equal to its Fair Market Value, any or all of the Optionee's Shares acquired through the exercise of this Option or any portion thereof. In addition, if an Optionee desires to sell or in any other sense convey, dispose of or transfer Shares acquired through the exercise of an Option to any person or entity other than the Company, the Optionee may consummate such sale only if an Optionee has complied with the following terms and conditions:

          (a) The Optionee shall notify the Committee in writing of the Optionee's intent to sell Shares to a party other than the Company at least thirty (30) days prior to the proposed sale of Shares;

          (b) The Company shall have the right to either (A) allow such sale, or
     (B) purchase such Shares at Fair Market Value;

          (c) The Company shall have a period of ten (10) business days after the receipt of the Optionee's notice specified in (a) above to serve upon the Optionee a notice which shall specify whether the Company will approve the sale of Shares or whether the Company will purchase the Shares. If the Company does not issue such notice within the specified time, the Company shall be deemed to have approved of the sale of Shares;

          (d) If the Company does not purchase the Shares, the Optionee may sell the Shares as proposed in the Optionee's notice to the Company. Such sale of Shares to a party other than the Company by an Optionee shall be completed within a period of fourteen (14) days from the date the Company issues, or is deemed to have issued, its notice of approval of the sale. If such sale is not completed within the specified time, the Optionee must again follow the procedure specified in this Section 8.

     9.  Legal  Requirements.   If  the  listing,  inclusion,   registration  or
qualification of the Option Shares upon any securities exchange, in any automated quotation system, or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of any Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, inclusion, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company, the Company

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may cause a legend  to be  placed on the  Option  Shares  being  issued  calling attention to their having been acquired for investment and not having been registered.

     10. Plan Provisions; Administration. This Option has been granted pursuant to and is subject to the terms and provisions of the Plan. All questions of interpretation and application of the Plan and this Option shall be determined by the Committee. Any inconsistencies between this Agreement and the Plan shall be decided in favor of the Plan. The Committee's determination shall be final, binding and conclusive.

     11. Notices. Any notice to be given to the Company shall be in writing and shall be addressed to the Treasurer of the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing in the records of the Company or the Affiliate of the Company by which he is employed or to which he has rendered service, or at such other address as either party hereafter may designate in writing to the other. Except as otherwise set forth herein, any such notice shall be deemed to have been duly given, made and received only when personally delivered, or on the day delivery is guaranteed when transmitted, addressed as aforesaid, to a third party company or governmental entity providing delivery services in the ordinary course of business, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as aforesaid. Notwithstanding the foregoing, any notice of exercise pursuant to Section 4 shall be deemed to have been duly given, made and received only upon actual receipt by, or upon tender of delivery to, the addressee of such notice.

     12. No Commitment to Retain. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Optionee's employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

     13. Amendment. The Committee shall have the right to amend this Option, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection 9(e)(i)(C) or Section 10 of the Plan.

     14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Option Shares in connection with the exercise of this Option, the Company shall have the right to (a) require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

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     15.  Shareholder  Agreement.  This Option is not  exercisable  prior to the
Optionee's execution of a joinder agreement to the Company's Shareholder Agreement, dated December 18, 1998, as amended from time to time, in the form and manner prescribed by the Committee.


     IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.


                             Dollar Financial Corp.




                             By:____________________________
                                Print Name and Title:




                             ACKNOWLEDGED:



                             By: ____________________________
                                 Optionee


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